EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (this "Agreement") is executed by and among the parties below as of December 15th, 2006:

PARTY A: JILIN CITY HAITIAN BUSINESS CONSULTING CO., LTD.

LEGAL ADDRESS: Province No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

PARTY B: JILIN HAITIAN INDUSTRIAL COMPANY, LTD.

LEGAL ADDRESS: Province No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

PARTY C: Wang Xitian

ADDRESS: c/o Jilin Haitian Industrial Company, Ltd., No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

PARTY D: JILIN PROVINCE HUIZHENG VENTURE CAPITAL CO.

ADDRESS: c/o Jilin Haitian Industrial Company, Ltd., No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

PARTIES E: ALL THE PERSONS EXECUTING THIS AGREEMENT UNDER THE CAPTION PARTIES E ON THE SIGNATURE PAGE HEREOF.

ADDRESS: c/o Jilin Haitian Industrial Company, Ltd., No.1-3 South-hanyang Street, Longtan Economic Development Zone, Jilin City, China

In this Agreement, each Party A, Party B, Party C Party D and E shall be referred to individually as a “Party”, and they shall be collectively referred to as the “Parties”.

WHEREAS, Party A is a wholly foreign owned enterprise registered in The People's Republic of China (the "PRC") under the laws of the PRC;

WHEREAS, Advancetech Global Limited (“AGL”), an International Business Company incorporated in the British Virgin Islands, owns all of the registered capital of Party A;

WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is engaged in the business of manufacturing fine chemicals (“Business”);

WHEREAS, Party A has established a business relationship with Party B by entering into an Exclusive Business Consulting Agreement dated as of the same date hereof (“Consulting Agreement”), an Operating Agreement dated as of the same date hereof, and a Technology Consulting Services Agreement dated as of the same date hereof (“Technology Agreement”) (collectively the foregoing agreements are hereinafter referred to as the “Affiliation Agreements”);

WHEREAS, Party B is an affiliated Chinese entity of Party A;

WHEREAS, pursuant to the Affiliation Agreements between Party A and Party B, Party B shall pay Party A certain fees as set forth in the Affiliation Agreements, and Party B’s daily operations will have a material effect on its ability to pay the fees payable to Party A;

WHEREAS, Party C presently owns 25.89% of the registered capital of Party B;

WHEREAS, Party D presently owns 45.45% of the registered capital of Party B; and

WHEREAS, the Persons constituting Parties E collectively own 28.66% of the registered capital of Party B; and

WHEREAS, Party A, Party B, Party C, Party D and Parties E agree to further clarify matters relating to the operation of Party B and its Business and the transfer of any registered capital of Party B pursuant to provisions of this Agreement.

NOW THEREFORE, Party A, Party B, Party C, Party D and Parties E through negotiations hereby agree as follows:

1.  Stock Option Grant and Procedures

1.1.  Stock Option Grant

Party C, Party D and Parties E hereby irrevocably grant to Party A an irrevocable right to purchase, or designate one or more persons (each, a "Designee") to purchase, all of the registered capital of Party B now or hereafter owned and held by Party C, Party D and Parties E at any time, in part or in whole, at Party A's sole and absolute discretion to the extent permitted by the laws of The People’s Republic of China (the “PRC”) and at the price described in Section 1.3 herein (such rights being the "Stock Option"). Except for Party A and any Designee of Party A, no other person shall be entitled to such Stock Option. Party B hereby agrees to the grant by Party C, Party D and Parties E of the Stock Option to Party A. The term "person" as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2.  Exercise Procedures

Subject to the provisions of the laws of the PRC, Party A may exercise the Stock Option by issuing a written notice to Party C and/or Party D and/or Parties E (the "Stock Option Notice") and specifying the portion of the registered capital of Party B to be purchased from Party C and/or Party D and/or Parties E (the "Option Shares").

1.3.  Stock Option Price

Unless an appraisal is required by the laws of the PRC applicable to the Stock Option exercised by Party A, the purchase price of the Option Shares (the "Stock Option Price") shall equal the actual capital contributions paid in by Party C and/or Party D and/or Parties E for their respective purchase of the Option Shares at the time of original issuance of the registered capital by Party B. As of the date of this Agreement, the total registered and invested capital of Party B is RMB55,000,000. Notwithstanding the foregoing, the Stock Option Price shall be the lowest price permitted to be paid by Party A to Party C, Party D and Parties E under the applicable laws of the PRC at the time the Stock Option is exercised. On exercise of the Stock Option hereunder, on receipt of the Stock Option price, Party C and/or Party D and/or Parties E, as the case(s) may be, shall promptly transfer an amount equal to the Stock Option price received by such Party(ies) to AGL or its designee without any consideration.

1.4.  Transfer of Option Shares

For each exercise of the Stock Option:

(a)  Party C, Party D and Parties E shall cause to promptly convene a meeting of the owners of Party B’s registered capital, at which a resolution shall be adopted approving Party C's and/or Party D’s and/or Parties E transfer of Option Shares to Party A and/or any Designee;

(b)  Party C,Party D and Parties E shall execute a share transfer contract with respect to each transfer of Option Shares to Party A and/or any Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Stock Option.

(c)  The relevant Parties shall take any and all necessary action and execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions, to give valid ownership of the Option Shares to Party A and/or any Designee unencumbered by any security interest or other encumbrance and cause Party A and/or any Designee to become the registered owner of the Option Shares.

1.5.  Payment for the Stock Option Price

The Stock Option Price shall be paid in such installments as mutually agreed to by the parties and as permitted by the laws of the PRC.

2.  Covenants by the Parties

2.1.  Covenants regarding Party B

Without Party A’s prior written consent, Party B, Party C,Party D and Parties E hereby covenant and agree to:

(a)  Not in any manner supplement, change or amend the articles and bylaws or other organizational documents of Party B, increase or decrease its registered capital, change its structure of registered capital in any other manner, or issue any registered capital or ownership interests of any kind in Party B to any persons including employees;

(b)  Maintain Party B's corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

(c)  Not at any time following the date of execution hereof, sell, transfer, mortgage or dispose of in any other manner any assets of Party B or legal or beneficial interest in the profits, cash flow or revenues of Party B or the Business, or allow any encumbrance thereon of any security interest in Party B or its assets, other than in the ordinary course of business;

(d)  Not incur, inherit, assume or undertake any debt on behalf of Party B , except for (i) debt incurred in the ordinary course of business; and (ii) debt already disclosed to Party A for which Party A's written consent has been obtained;

(e)  Operate the Business in the ordinary course of business, maintain the asset values of Party B and refrain from any action or omission sufficient to affect Party B's operating status and asset value;

(f)  Not execute or enter into any contracts or guarantees of the debt of others on behalf of Party B, except for contracts in the ordinary course of business (for purpose of this subsection, a contract whose value exceeds RMB1,000,000 shall be deemed outside the ordinary course of business);

(g)  Not provide any person with any loan or credit made by Party B;

(h)  Provide Party A with information on Party B's business operations and financial condition at Party A's request;

(i)  At Party A’s request, procure and maintain insurance from an insurance carrier acceptable to Party A, and the amount and types of coverage maintained shall be identical to the amount and types of coverage usually maintained by companies that operate similar businesses and hold similar properties or assets in the same area where Party B is located;

(j)  Not cause Party B to be merged or be consolidated with any person, or acquire any person or make investments in any person;

(k)  Immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or other administrative proceedings, or governmental action relating to Party B's assets, Business or revenue;

(l)  To maintain the ownership by Party B of all of its assets, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

(m)  Not in any manner make or declare any cash, property or stock dividends or distributions to the shareholders of Party B;

(n)  Appoint such persons as designated by Party A to act as the directors, officers and managers of Party B, and not declare any bonuses or increase the compensation of any director , officer or manager of Party B.

2.2.  Covenants regarding Party C, Party D and Parties E

Without Party A’s prior written consent of Party B, Party C and Parties E hereby covenant and agree to:

(a)  Not at any time following the date of execution hereof sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the registered capital or ownership interests of Party B now or hereafter owned and held by Party C,Party D and/or Parties E, or allow any encumbrance on or create any security interest in the registered capital or ownership interests of Party B now or hereafter owned and held by Party C, Party D and/or Parties E;

(b)  Cause the directors of Party B not to approve the sale, transfer, mortgage or disposition in any other manner any legal or beneficial interest in the registered capital or ownership interests of Party B now or hereafter owned and held by Party C, Party D or Parties E, or allow any encumbrance on or the creation of any security interest in the equity interests of Party B owned and held by Party C, Party D and/or Parties E;

(c)  Cause the directors or managers of Party B not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

(d)  Immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests of Party B owned and held by Party C, by Party D or Parties E;

(e)  Cause the directors or managers of Party B to vote their approval of the transfer of the Option Shares as set forth in this Agreement;

(f)  To maintain Party C’s, Party D’s and Parties E ownership of registered capital or ownership interests in Party B, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

(g)  Appoint any designee of Party A as director or manager of Party B, at the request of Party A;

(h)  At the request of Party A at any time, promptly and unconditionally transfer its registered capital or ownership interests in Party B to Party A or any Designee at any time, and waive any right of first refusal to such transfer by any other existing holder of Party B’s equity interests; and

(i)  Strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party A, Party B, Party C, Party D and Parties E, effectively perform the obligations thereunder, and refrain from any action or omission sufficient to affect the effectiveness and enforceability thereof.

3.  Representations and Warranties by Party B, Party C,Party D and Parties E.

Party B, Party C, Party D and Parties E hereby jointly and severally represent and warrant to Party A, as of the date of execution of this Agreement and each date of transfer of the Option Shares, that:

(a)  Each of them has the authority to execute and deliver this Agreement and any share transfer contracts to which they are a Party concerning the Option Shares to be transferred hereunder (each, a "Transfer Contract"), and to perform their obligations under this Agreement and any Transfer Contracts, and the execution of this Agreement and the Transfer Contracts to which they are a Party shall constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof under the laws of the PRC and any other jurisdiction;

(b)  The execution and delivery of this Agreement or any Transfer Contract and the obligations under this Agreement or any Transfer Contract shall not: (i) cause any violation of any applicable the laws of the PRC; (ii) be inconsistent with the articles, bylaws or other organizational documents of any Party hereto or any other relevant person; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to or granted by any of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to any of them;

(c)  Party B has a good and merchantable title to all of its assets, and Party B has not placed any encumbrances on or created any security interests in the aforementioned assets;

(d)  Party B does not have any outstanding debt, except for (i) debt incurred in the ordinary course of business; and (ii) debt already disclosed to Party A for which Party A's written consent has been obtained;

(e)  Party B has complied with all laws and regulations of the PRC applicable to it;

(f)  There are no pending or possible litigation, arbitration or administrative proceedings relating to the equity interests in Party B or the assets of Party B;

(g)  Party C has good and merchantable title to 25.89% of the registered capital of Party B, free and clear of all encumbrances and security interests, and there are no preemptive rights held by any person with respect to such registered capital;

(h)  Party D has good and merchantable title to 45.45% of the registered capital of Party B, free and clear of all encumbrances and security interests, and there are no preemptive rights held by any person with respect to such registered capital; and

(i)  Parties E have good and merchantable title to 28.66% of the registered capital of Party B, free and clear of all encumbrances and security interests, and there are no preemptive rights held by any person with respect to such registered capital.

4.  Effective Date

This Agreement shall take effect upon the date of execution of this Agreement and remain effective for a term of 10 years, and shall be automatically renewed at Party A’ election for an additional 10 year period after the initial term or on unlimited number of 10 year periods after any renewal term. During the term of this Agreement or any renewal term, Party B, Party C, Party D and Parties E shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty days prior written notice to Party B, Party C, Party D and Parties E.

5.  Applicable Laws; Resolution of Disputes

5.1.  Applicable Laws

The execution, effectiveness, construction and performance of this Agreement and the resolution of disputes hereunder shall be subject to the protection and jurisdiction of formally published and publicly available laws of the PRC. Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practices.

5.2.  Methods of resolution of disputes

The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, either party may submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Hong Kong and shall be conducted in English. The arbitration award shall be final and binding upon the parties.

6.  Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of the PRC in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.  Notices

Any notice which is given by any of the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing in English. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on a business day or reaches the addressee after normal business hours, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing from time to time. The writing form includes facsimile and telex.

8.  Confidentiality

 The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulation of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also required to be bound by confidentiality duties similar to the duties in this section. Disclosure of a secret by the staff members or agents hired by any Party shall be deemed disclosure of a secret by such a Party, which shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

9.  Further Assurances

The Parties agree to promptly execute documents that are reasonably required for the implementation of the provisions and purposes of this Agreement or that are conducive thereto, and take further actions that are reasonably required for the implementation of the provisions and purposes of this Agreement or that are conducive thereto.

10.  Miscellaneous

10.1.  Amendments, Changes and Supplements

Any amendments, changes and supplements to this Agreement shall require the execution of a written agreement in English by all of the Parties.

10.2.  Compliance with Laws

Each of the Parties shall comply with all formally published and publicly available laws and regulations of the PRC and ensure that the operations of each of the Parties are in compliance with all formally published and publicly available laws and regulations of the PRC.

10.3.  Entire Agreement

Except for any written amendments, supplements or changes executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter thereof, and shall supercede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.4.  Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.5.  Languages

This Agreement is executed in English only, and the executed English language Agreement shall prevail in all cases. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement, and by facsimile or electronic signature.

10.6.  Severability

In the event that one or several of the provisions of this Agreement are ruled invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.7.  Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.8.  Survival

(a)  Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

(b)  The provisions of Articles 5 and 8 and this Section 10.8 shall survive the termination of this Agreement.

10.9.  Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing in English and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

PARTY A: JILIN CITY HAITIAN BUSINESS CONSULTING CO., LTD

By: /s/ Wang Xitian
Wang Xitian, Chairman and CEO

PARTY B: JILIN HAITIAN INDUSTRIAL COMPANY, LTD.

By: /s/ Wang Xitian
Wang Xitian, Chairman and CEO

PARTY C:

/s/ Wang Xitian
Wang Xitian

PARTY D: JILIN PROVINCE HUIZHENG VENTURE CAPITAL CO.

By: /s/ Wang Xitian
Wang Xitian, Chairman

PARTIES E:

Jilin Province Huizheng Venture Capital Co., Ltd

By: /s/ Wang Xitian
Wang Xitian, Chairman

/s/ Wang Xitian
Wang Xitian

/s/ Xie Jianhua
Xie Jianhua

/s/ Cui Youzhi
Cui Youzhi

/s/ Jin Yuanjie
Jin Yuanjie

/s/ Song Delong
Song Delong

/s/ Chen Wenli
Chen Wenli

/s/ Jin Quan
Jin Quan

/s/ Cui Qingchun
Cui Qingchun

/s/ Wang Zhenyun
Wang Zhenyun

/s/ Zhang Lijun
Zhang Lijun

/s/ Sha Li
Sha Li

/s/ Guo Guizhi
Guo Guizhi

/s/ Qiu Yaguang
Qiu Yaguang

/s/ Wang Decai
Wang Decai

/s/ Wang Guiqing
Wang Guiqing

/s/ Wang Guilan
Wang Guilan

/s/ Wang Xijun
Wang Xijun

/s/ Yang Guizhen
Yang Guizhen

/s/ Meng Kaixia
Meng Kaixia

/s/ Zou Yuhong
Zou Yuhong

/s/ Zou Changkai
Zou Changkai

/s/ Liu Shuqin
Liu Shuqin

/s/ Lv Nali
Lv Nali

/s/ Gao Meixian
Gao Meixian

/s/ Wang Jinmei
Wang Jinmei

/s/ Kang Shulan
Kang Shulan

/s/ Gao Shufen
Gao Shufen

/s/ Zhang Dianhuai
Zhang Dianhuai

/s/ Wang Shuqin
Wang Shuqin

/s/ Song Xinhua
Song Xinhua

/s/ Tang Yongping
Tang Yongping

/s/ Yang Yuwen
Yang Yuwen

/s/ Sun Yanhong
Sun Yanhong

/s/ Jin Yushu
Jin Yushu

/s/ Liu Zhong
Liu Zhong

/s/ Han Huiping
Han Huiping

/s/ Kang Renzi
Kang Renzi

/s/ Jin Zhenjin
Jin Zhenjin

/s/ Gao Meishun
Gao Meishun

/s/ Ren Fengqin
Ren Fengqin

/s/ Zhou Yaquan
Zhou Yaquan

/s/ Chen Jing
Chen Jing

/s/ Chen Shuliang
Chen Shuliang

/s/ Zhang Yujie
Zhang Yujie

/s/ Zhang Yitang
Zhang Yitang

/s/ Cong Li
Cong Li